Exhibit 99.0

For Immediate Release	Contact: Bob DeFillippo (973) 802-4149
November 17, 2003	Michael Hanretta (973) 802-7373

PRUDENTIAL FINANCIAL TO ACQUIRE CIGNA RETIREMENT BUSINESS

–  Combination Will Create a Premier Retirement Services Provider  –

Newark, N.J. – Prudential Financial, Inc. (NYSE: PRU) announced today that the company has signed a definitive agreement to acquire the retirement business of CIGNA Corp. (NYSE: CI) for $2.1 billion in cash. This transaction will position Prudential as one of the nation’s leading providers of retirement products and services and will add $52 billion to the company’s assets under management, further strengthening its position as a global asset manager.

This transaction will increase Prudential Retirement’s assets to almost $120 billion, based on account values. It will also double Prudential’s defined contribution recordkeeping assets to $56 billion, based on account values, and its participant base to two million participants. CIGNA will bring additional defined benefit and defined contribution products and services to Prudential’s total retirement capabilities.

“A strong presence in the retirement market is essential for success in asset gathering and asset management. This transaction with CIGNA builds on our presence in the retirement market by adding significant scale and capabilities, while offering attractive returns to shareholders. This is an excellent fit that will strengthen a business we want to grow,” said Arthur Ryan, chairman and CEO of Prudential Financial, Inc.

The transaction is expected to close in the first half of 2004 and be accretive to the earnings per share of Prudential in that year. Both firms will continue operating under their current names until the closing, at which time CIGNA’s retirement business will become a part of Prudential’s Investment Division.

(more)

“We will combine the best from both companies to become a premier retirement services provider in the markets we choose to serve,” said John Strangfeld, vice chairman of Prudential Financial, Inc.

Strangfeld said John Y. Kim, who has served as president of CIGNA Retirement & Investment Services since February 2002, will serve as president of the combined retirement business. Scott Sleyster, who currently heads Prudential Retirement, will lead the combined full-service defined contribution business, defined benefit administration, and total retirement outsourcing (combined defined contribution and defined benefit administration), and report to John Kim.

“CIGNA clearly shares our client-focused approach and complements our retirement business extremely well, particularly with its strong middle-market focus, its direct distribution capabilities, and its total retirement outsourcing and defined benefit administration capabilities. Together, we can offer a broader range of services to all our customers,” Strangfeld added.

The transaction does not include CIGNA Investment Management, its third-party asset management unit, Times Square Capital Management Inc., or its corporate life insurance operations.

CIGNA’s retirement business is headquartered in Hartford, CT. As of September 30, 2003, it had $50 billion in retirement account value, approximately 1.1 million defined contribution plan participants, and about 700,000 defined benefit annuitants and participants. CIGNA’s retirement strategy is to provide a total retirement outsourcing solution, offering integrated defined contribution, defined benefit, and non-qualified plan administration for plan providers. The business primarily focuses on the corporate and Taft-Hartley markets, targeting plan sponsors that have 1,000 to 10,000 participants and assets of $20 million to $200 million.

Prudential Retirement, a business of Prudential Financial, delivers retirement plan solutions for public, private, and non-profit organizations. Services include state-of-the-art recordkeeping, administration, investment management, comprehensive employee investment education and communications, and trustee services. With 75 years of retirement experience, Prudential Retirement meets the needs of 1.1 million defined contribution participants and 600,000 defined benefit annuitants, with $67 billion in retirement account values as of September 30, 2003.

(more)

Prudential Financial companies, with approximately $421 billion in total assets under management as of September 30, 2003, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, banking and trust services, securities brokerage, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

Forward-Looking Statements

Certain of the statements included in the following presentation constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the economic environment; various domestic or international military or terrorist activities or conflicts; volatility in the securities markets; reestimates of our reserves for future policy benefits and claims; changes in our assumptions related to deferred policy acquisition costs; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or accounting practices; the risk that the retirement businesses of CIGNA and Prudential Financial, Inc. will not be integrated successfully or that the integration may be more time consuming or costly than we expect; the risks that

(more)

expected cost savings from the transaction may not emerge as anticipated, that customer loss may be more adverse than we expect and that revenues following the transaction may be lower than we anticipate; Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; adverse litigation results; and changes in tax law. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this presentation. The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2002, should be considered by readers when reviewing forward-looking statements contained in this presentation.

Conference Call

Members of Prudential’s senior management will host a conference call on November 18, 2003, at 10:00 a.m. ET, to discuss the company’s acquisition of the CIGNA retirement business with the investment community. An investor presentation to accompany the call will be made available for download on the company’s Investor Relations web site at http://www.investor.prudential.com.

The conference call and presentation will be available via live web cast on the Investor Relations web site at: http://www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded.

Institutional investors, analysts and other members of the professional financial community are invited to listen to the call and participate in Q&A, by dialing the following numbers:

•	Domestic (US): 888-276-0010 (Toll Free)
•	International: 651-291-0278

All others may dial in to the conference call in listen only mode, by dialing the above numbers.

The web cast will remain on the Investor Relations web site for replay through December 2nd. To listen to a replay of the call beginning at 5:15 p.m. on November 18, please dial:

•	Domestic Replay (US): 800-475-6701 (Toll Free), Access Code: 705767
•	International Replay: 320-365-3844, Access Code: 705767

For questions about the investor conference call and presentation, please contact investor.relations@prudential.com